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                                                                    EXHIBIT 3.18

                            ARTICLES OF INCORPORATION

                                       OF

                       GRASSO PRODUCTION MANAGEMENT, INC.

         I, the undersigned, a natural person of the age of 21 years or more, a citizen of the State of Texas, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE I.

         The name of the corporation is GRASSO PRODUCTION MANAGEMENT, INC.

                                  ARTICLE II.

         The period of its duration is perpetual.

                                  ARTICLE III.

         The purpose or purposes for which the corporation is organized are:

                  To manage offshore and onshore petroleum and or gas production projects either as principle or agent and to make any investments or expenditures and to take any and all action which is incidental or reasonably related to any of the specific purposes recited herein, and the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE IV.

         The aggregate number of shares which the corporation shall have authority to issue is Five Million (5,000,000.00) of par value of One ($1.00) Dollar each.

                                   ARTICLE V.

         The corporation will not commence business until it has received consideration in the value of at least One Thousand & No/100 ($1,000.00) Dollars, consisting of money, labor done or property actually received, for the issuance of its shares.

                                  ARTICLE VI.

         A majority Vote shall be sufficient to authorize any action requiring a vote of shareholders.

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                                  ARTICLE VII.

         The Street address of its initial registered office is 2500 East T.C. Jester, Suite 557, Houston, Texas, 77008-1391, and the name of its initial registered agent at this address is John I. Whiteley.

                                 ARTICLE VIII.

         The number of initial directors is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successor or successors are elected and qualified are:

         John I. Whiteley           11621 Chevey Chase Dr.
                                    Houston, Texas 77263

         Robert D. Libscomb         10115 Cherry Tree Dr.
                                    Dallas, Texas 75243

         Delbert J. Pierson         4610 Northhaven
                                    Dallas, Texas 75229

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                                  ARTICLE IX.

         The name and address of the incorporator is:

         Albert G. Redmond          First RepublicBank Bldg.
                                    2200 Market, Suite 605
                                    Galveston, Texas 77550

         IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of March, 1988.

                                                /s/ ALBERT G. REDMOND
                                                --------------------------------
                                                ALBERT G. REDMOND, Incorporator

THE STATE OF TEXAS                Section

                                  Section

COUNTY OF GALVESTON               Section

         The undersigned, a Notary Public, hereby certifies that on this 21st day of March, 1988, personally appeared before me, ALBERT G. REDMOND, who being by me duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.


                                                /s/ DEBORAH KOVICH
                                                --------------------------------
                                                NOTARY PUBLIC in and for the
                                                State of Texas

                                                DEBORAH KOVICH
                                                --------------------------------
                                                Printed Name of Notary
                                                My commission expires: 3/10/90

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